U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K/A


                                       CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): February 13, 2004


                                     E.T. CORPORATION
                (Exact name of registrant as specified in its charter)


                                          Nevada
              (State or jurisdiction of incorporation or organization)


                                         0-9071
                                (Commission File Number)


                                       74-2026624
                        (I.R.S. Employer Identification Number)


    27127 Calle Arroyo, Suite 1923, San Juan Capistrano, California     92675
           (Address of principal executive offices)                  (Zip Code)


                   Registrant's telephone number:  (877) 613-3131


            (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on February 13, 2004, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Janet Loss, C.P.A., P.C., was dismissed. The decision to dismiss this accountant was approved by the Registrant's board of directors. This accountant audited the Registrant's financial statements for the fiscal years ended September 30, 2003 and September 30, 2002. This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, the accountant's report on the financial statements for those periods neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on February 13, 2004, the firm of George Brenner, Certified Public Accountant, was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Registrant's board of directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                     SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       E.T. Corporation



Dated: April 20, 2004                  By: /s/  Sidney B. Fowlds
                                       Sidney B. Fowlds, President

                                  EXHIBIT INDEX

Number                      Description

16     Letter on Change in Certifying Accountant (see below).